UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 7, 2006

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)           On March 7, 2006, our Vice President, Finance and Chief Financial Officer reached a determination that for the fiscal year ended April 30, 2005 we included approximately $900,000 of operating expenses in our loss from continuing operations that should have been included in our loss from discontinued operations.  Accordingly, on March 7, 2006, the Audit Committee of our Board of Directors determined to restate our previously issued financial statements for the fiscal year ended April 30, 2005 and, accordingly, such financial statements should no longer be relied upon.  We have discussed this matter with PricewaterhouseCoopers LLP, who were our independent registered public accountants for the fiscal year ended April 30, 2005.

In connection with our preparation for our filing of our Form 10-QSB for the quarter ended January 31, 2006, we determined that we had reported certain sales and marketing expenses and certain general and administrative expenses related to our discontinued valve operations as operating expenses included in continuing operations for the fiscal year ended April 30, 2005.  We believe that the restatement to correct this error will result in a decrease in our previously reported loss from continuing operations and an increase in our previously reported loss from discontinued operations of approximately $900,000 for the year ended April 30, 2005.  This restatement will have no impact on our previously reported financial position, net loss or cash flows as of and for the year ended April 30, 2005.  We have determined that the financial statements for the year ended April 30, 2004 were presented on an appropriate basis and, accordingly, those financial statements will not require restatement.  We have also determined that the financial statements for the quarter ended July 31, 2004 and for the quarter and six month period ended October 31, 2004, as presented in our Forms 10-QSB for the quarters ended July 31, 2005 and October 31, 2005, reflect an appropriate presentation of our operating expenses from our continuing and discontinued operations.  We are also evaluating the implications of this matter regarding our previous conclusions regarding disclosure controls and procedures.

We have not completed our preparation of restated financial statements and such restated financial statements have not been audited.  Accordingly, the effects of the item noted above on such financial statements is preliminary and subject to change.  We expect to include restated financial statements for the fiscal year ended April 30, 2005 in an amended Form 10-KSB.  We expect to complete the restatement and file the amended report within the next 14 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: March 8, 2006	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer